SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the
                                                  Commission Only (as
[X]  Definitive Proxy Statement                   permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             AMERICAN RIVER BANKSHARES
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        (5) Total fee paid:

        ------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials:

        ------------------------------------------------------------------------
[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:

        ------------------------------------------------------------------------
        (2) Form, Schedule or Registration State No.:

        ------------------------------------------------------------------------
        (3) Filing Party:

        ------------------------------------------------------------------------
        (4) Date Filed:

        ------------------------------------------------------------------------

                            AMERICAN RIVER BANKSHARES

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 2005

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of American River Bankshares (the "Company") will be held on Thursday, May 19, 2005 at 5:30 p.m., at the Point West Branch Office, located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 for the purpose of considering and voting upon the following matters:

     1. Election of Directors. To elect the following two (2) nominees to the Board of Directors:

         Michael A. Ziegler to a one-year term until the 2006 Annual Meeting of Shareholders, and Roger J. Taylor, D.D.S. to a two-year term until the 2007 Annual Meeting of Shareholders.

     2. Ratification of Independent Public Accountants. To ratify the appointment of Perry-Smith LLP as independent public accountants for the 2005 fiscal year.

     3. Other Business. To transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.


Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

         "Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association, or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

The Board of Directors has fixed the close of business on April 7, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ STEPHEN H. WAKS
                                       -----------------------------------------
                                       Stephen H. Waks, Esq.
                                       Corporate Secretary

Dated: April 26, 2005

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND INDICATE IF YOU WILL ATTEND THE MEETING IN PERSON.

                       THIS PAGE INTENTIONALLY LEFT BLANK

Mailed to Shareholders
on or about April 26, 2005

                            AMERICAN RIVER BANKSHARES
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 2005

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2005 Annual Meeting of Shareholders (the "Meeting") of American River Bankshares (the "Company") to be held on Thursday, May 19, 2005 at 5:30 p.m., at the Point West Branch Office, located at 1545 River Park Drive, Suite 107, Sacramento, California 95815 and at any and all postponements or adjournments thereof. Only shareholders of record on April 7, 2005 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 5,351,299 shares of the Company's no par value common stock.

Revocability of Proxies

     A Proxy Card for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, a Proxy will be revoked if the shareholder executing such Proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxyholders in accordance with the instructions specified on the Proxy Card.

     Unless otherwise directed in the accompanying Proxy Card, the shares represented by your executed Proxy will be voted "FOR" the nominees for election of directors named herein and "FOR" the ratification of Perry-Smith LLP as independent public accountants. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

     This solicitation of Proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in this solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it is advisable.

Voting Securities

     On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by Proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

     A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of Proxies with respect to any of the proposals as to which sufficient votes have not been received.


     Votes cast by Proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, April 7, 2005, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its common stock, except as described below.

------------------ ------------------------------ ------------------------ ----------------------
                        Name and Address of         Amount and Nature of
  Title of Class          Beneficial Owner          Beneficial Ownership     Percent of Class (1)
------------------ ------------------------------ ------------------------ ----------------------
   Common Stock     Keefe Managers, LLC                     313,135               5.9%
                    375 Park Avenue, 23rd Floor
                    New York, New York 10152
------------------ ------------------------------ ------------------------ ----------------------

(1) Percentage calculated based on 5,351,299 shares outstanding as of the Record Date.

     The following table sets forth information as of April 7, 2005, concerning the equity ownership of the Company's directors, director nominees, American River Bank directors, and the executive officers named in the Summary Compensation Table, and directors, director nominees, American River Bank directors, and executive officers as a group. Unless otherwise indicated in the notes to the table, each director, American River Bank director, and executive officer listed below possesses sole voting power and sole investment power for the shares of the Company's common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The table does not include former Director Wayne C. Matthews, M.D., who retired on May 20, 2004. The Company has only one class of shares outstanding, common stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

Name and Address (1) of                           Amount and Nature of          Percent of
  Beneficial Owner                                Beneficial Ownership           Class (2)
-----------------------                           --------------------           ---------
Kevin B. Bender                                       22,081(5)                   0.4%
Amador S. Bustos                                       6,857                      0.1%
Raymond F. Byrne                                       1,119(6)                   0.0%
Mitchell A. Derenzo                                   47,306(7)                   0.9%
Charles D. Fite                                      109,634(8)                   2.0%
Robert J. Fox                                         10,515                      0.2%
Sam J. Gallina (3)                                    95,043(9)                   1.8%
Gregory N. Patton                                     19,830(10)                  0.4%
William A. Robotham                                   58,039(11)                  1.1%
Larry D. Standing                                     26,462                      0.5%
David T. Taber                                       117,919(12)                  2.2%
Roger J. Taylor, D.D.S.                               75,487(13)                  1.4%
Douglas E. Tow                                        23,937(14)                  0.4%
Stephen H. Waks                                       52,725(15)                  1.0%
Philip A. Wright (4)                                  48,343(16)                  0.9%
Richard P. Vinson (4)                                 15,411                      0.3%
Michael A. Ziegler                                     5,667(17)                  0.1%
All  directors, director  nominees, and              736,375(18)                 13.4%
executive officers as a group (17 persons)

(1) The address for all persons listed is c/o American River Bankshares, 1545 River Park Drive, Suite 107, California, 95815.
(2) Includes shares of Common Stock subject to stock options exercisable within 60 days of the record date.
(3) Mr. Gallina will resign his position upon expiration of his term effective May 19, 2005.
(4) Mr. Wright and Mr. Vinson are directors of the Company's subsidiary, American River Bank.
(5) Includes 15,964 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the record date.
(6) Includes 1,023 shares which Mr. Byrne has the right to acquire upon the exercise of stock options within 60 days of the record date.
(7) Includes 28,964 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the record date.

(8) Includes 2,139 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the record date.
(9) Includes 2,139 shares which Mr. Gallina has the right to acquire upon the exercise of stock options within 60 days of the record date.
(10) Includes 18,567 shares which Mr. Patton has the right to acquire upon the exercise of stock options within 60 days of the record date.
(11) Includes 23,347 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the record date.
(12) Includes 4,252 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the record date.
(13) Includes 17,968 shares which Doctor Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date.
(14) Includes 16,388 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the record date.
(15) Includes 2,139 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the record date.
(16) Includes 6,060 shares which Mr. Wright has the right to acquire upon the exercise of stock options within 60 days of the record date.
(17) Includes 1,222 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the record date.
(18) Includes 140,172 stock options outstanding to purchase common stock exercisable within 60 days of the record date.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to the Articles of Incorporation or by a Bylaw amending Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the Articles of Incorporation (i) by a resolution duly adopted by the Board; (ii) by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders. The exact number of directors was fixed at nine (9) at a regular meeting of the Board of Directors held January 21, 2004.

     Director Sam J. Gallina, who has served on the Board of Directors of American River Bankshares since its inception in 1995 and the Board of American River Bank since 1986, will be retiring as a Director and as a member of all committees upon which he currently serves of both American River Bankshares and American River Bank effective at the completion of his current term as a director, at the 2005 Annual Meeting of Shareholders. Upon the retirement of Sam
J. Gallina at the end of his current term, the Board of Directors has resolved to set the number of authorized directors of the Company at eight (8).

     The current classes and allocation of directors are as follows:

             Class I                 Class II                 Class III
        -------------------       ------------------       ---------------
        Amador S. Bustos          Sam J. Gallina           Charles D. Fite
        Robert J. Fox             Roger J. Taylor          David T. Taber
        William A. Robotham       Michael A. Ziegler       Stephen H. Waks

     As a result of reducing the number of authorized directors to eight (8) the Board of Directors will be reclassified into two classes as provided in the Bylaws. Under the previous three class system, the Class II directors would have their term expire at the 2005 Annual Meeting. Upon the retirement of Mr. Gallina, the remaining Class II directors are Roger J. Taylor and Michael A. Zeigler. Thus, the Board of Directors has proposed that Michael A. Ziegler be elected to a one-year term and that he be made a Class III director and Roger J. Taylor be elected to a two-year term and that he be made a Class I director (which will make the existing Class I have four (4) directors and Class III will have four (4) directors). Messrs. Taylor and Ziegler have agreed to serve a reduced term to accommodate the reclassification of the Board. Accordingly, the Class I directors' term will expire at the Annual Meeting in 2007, at which time all Class I directors will be subject to election for a two-year term. The Class III directors' term will expire at the Annual Meeting in 2006, at which time they would also be subject to election for a two-year term. The two classes of directors will remain in effect until the authorized number of directors is increased to nine (9) or more directors in the future. In such event, the two classes would be reclassified into three classes as provided in the Company's Bylaws.

     Accordingly, Director Ziegler will be elected at the Meeting, to serve for a one-year term expiring at the 2006 Annual Meeting of Shareholders and be allocated to Class III and Director Taylor will be elected at the Meeting, to serve for a two-year term expiring at the 2007 Annual Meeting of Shareholders and be allocated to Class I. All Proxies will be voted for the election of the following nominees recommended by the Board of Directors, unless authority to vote for the election of any or all of the nominees is withheld.


     If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

     The following persons are the nominees of the Board of Directors for election as directors to be added to Class I and Class III as described above to serve until their terms expire or until their successors are duly elected and qualified.

Nominees for Election as Directors:

--------------------------- ---------------------------------------------------------------- --------- --------------------
Name and Title                                                                                         Year First Elected
Other than Director                 Principal Occupation During the Last Five Years            Age          Director
--------------------------- ---------------------------------------------------------------- --------- --------------------

Roger J. Taylor, D.D.S.     Dentist (Retired) and National Executive Director Impax Health      59            1983
Vice-Chairman               Prime and a real estate developer in Sacramento.

Michael A. Ziegler          President and Chief Executive Officer of PRIDE Industries in        60            2002
                            Sacramento.


Class I Directors, Continuing in Office:

--------------------------- ---------------------------------------------------------------- --------- --------------------
Name and Title                                                                                         Year First Elected
Other than Director                 Principal Occupation During the Last Five Years            Age          Director
--------------------------- ---------------------------------------------------------------- --------- --------------------

Amador S. Bustos            Chairman and Chief Executive Officer, Bustos Media Corporation      54            2004
                            (BMC) in Sacramento.

Robert J. Fox               Partner, S.J. Gallina & Co., LLP, Certified Public Accountants      60            2004
                            in Sacramento.


William A. Robotham         Executive Partner, Pisenti & Brinker LLP, Certified Public          63            2004
                            Accountants in Santa Rosa.


Class III Directors, Continuing in Office:

--------------------------- ---------------------------------------------------------------- --------- --------------------
Name and Title                                                                                         Year First Elected
Other than Director                 Principal Occupation During the Last Five Years            Age          Director
--------------------------- ---------------------------------------------------------------- --------- --------------------

Charles D. Fite             President, Fite Development Company in Sacramento.                  47            1993
Chairman
                                                                                                44            1989
David T. Taber              President and CEO, American River Bankshares.
President and CEO           CEO of American River Bank since 2004.
Stephen H. Waks             Attorney-at-Law; owner of Stephen H. Waks, Inc. in Sacramento.      57            1986
Corporate Secretary


     None of the directors, nominees for director listed above, American River Bank directors, or executive officers1 listed on pages 7 and 8, were selected pursuant to any arrangement or understanding other than with the directors, American River Bank directors, and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for director, American River Bank directors or executive officers. No director, nominee for director, American River Bank director, or executive officer serves as a director of (i) any company which has a class of securities registered under Section 12, or which is subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or (ii) any company registered as an investment company under the Investment Company Act of 1940.

-------------------------------

1 As used in this Proxy Statement, the term "executive officer" of the Company includes the President and Chief Executive Officer of American River Bankshares, the Executive Vice President and Chief Financial Officer of American River Bankshares, the Senior Vice President and Chief Credit Officer of American River Bankshares, the Senior Vice President and Chief Information Officer of American River Bankshares, the President of American River Bank and the Presidents of North Coast Bank and Bank of Amador, divisions of American River Bank.

     None of the nominees were subject to any legal proceedings involving violations of securities laws, convictions in a criminal proceeding (excluding traffic violations or minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate within the last five years.

Committees of the Board of Directors

     The Audit Committee, whose members are Amador S. Bustos, Robert J. Fox, Sam
J. Gallina (Chairman), and William A. Robotham, oversees the Company's independent public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Gallina has been designated by the Board of Directors as an "audit committee financial expert" as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 until his retirement on May 19, 2005. Thereafter, Mr. Fox has been designated and will serve as the " the audit committee financial expert" and Mr. Robotham will serve as the Chairman of the Audit Committee. The Audit Committee met five
(5) times in 2004. See the Audit Committee Report on page 18 for additional information regarding the functions of the Audit Committee. Each member of the Audit Committee is "independent," as that term is defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and by applicable Nasdaq Stock Market Rules. In addition, each other member of the Audit Committee is "financially literate" as defined under applicable Nasdaq Stock Market Rules.

     The Nominating Committee, whose members are Charles D. Fite, Robert J. Fox, and Stephen H. Waks, has the responsibility to assist the Board of Directors by
(a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. All members of the Nominating Committee are "independent," as that term is defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by the Company's Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Bankshares, 1545 River Park Drive, Suite 107 Sacramento, California 95815. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate's experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company. The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Commissioner of Financial Institutions and Federal Deposit Insurance Corporation. Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company's Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, Nasdaq, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates. Shareholders who wish to nominate a candidate for election to the Company's Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company's bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors is attached to this Proxy Statement as Appendix A. The Nominating Committee recommended the slate of Nominees for Election described on pages 3 and 4.

     The Compensation Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, Roger J. Taylor, D.D.S., and Stephen H. Waks, oversees the performance and reviews the compensation of the executive officers of the Company and American River Bank. The Compensation Committee met nine (9) times during 2004. See the Compensation Committee Report on page 13 for additional information regarding the functions of the Compensation Committee. The Board has determined that all members of the Compensation Committee are "independent," as that term is defined by applicable Nasdaq Stock Market Rules. In December 2004, Amador S. Bustos, Robert J. Fox, and William Robotham were added to the Compensation Committee and Sam J. Gallina and Stephen H. Waks left the committee.

     The Finance and Capital Committee, whose members include William A. Robotham, Roger J. Taylor, D.D.S., Stephen H. Waks (Chairman), and Michael A. Ziegler, has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the full Board of Directors the annual investment strategy; (b) recommend to the full Board of Directors the annual operating budget for the Company; and (c) review premises leases for recommendation to the full Board of Directors. The Finance and Capital Committee met five (5) times during 2004.

     The Executive Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, David T. Taber, Roger J. Taylor, D.D.S., and Stephen H. Waks (who joined in March 2004) oversees long range planning, formulates and recommends broad policy positions for the full Board of Directors to consider and is responsible for evaluating and recommending to the full Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee met nine (9) times during 2004.

     The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm's examinations of the loan portfolios. American River Bank's Loan Committee includes Charles D. Fite, Robert J. Fox, Sam J. Gallina, Roger J. Taylor, D.D.S. (Chairman), Stephen H. Waks, and Philip A. Wright. American River Bank's Loan Committee met twenty-nine (29) times during 2004.

     During 2004, the Company's Board of Directors held twelve (12) regular meetings and four (4) special meetings. In addition, the Company's Board of Directors held four (4) "executive sessions" which only the non-employee directors attended, each of whom is "independent" as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

     A majority of the members of the Board of Directors, each of whom is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Bankshares, 1545 River Park Drive, Suite 107 Sacramento, California 95815.

     The Company requires members of its Board of Directors to attend the Company's annual meeting of shareholders each year. With the exception of Doctor Roger J. Taylor, D.D.S., all the directors attended the Company's annual meeting of shareholders held in 2004.

Compensation of Directors

     The fees paid to non-employee directors of American River Bankshares during 2004 included a retainer of $350 per month, a base fee of $250 per month for attendance at board meetings, and a fee of $150 per month for attendance at committee meetings, other than the Directors Loan Committee of American River Bank whose outside director members received a fee of $250 for each meeting attended. Outside director members of the Executive Committee received an additional retainer fee of $150 per month. In addition to the fees received as non-employee directors in connection with the meetings and matters described above, the Chairman of the Board of Directors also received a retainer fee of $250 per month, and the Chairman of the Audit Committee and the Chairman of American River Bank's Directors Loan Committee also received a retainer fee of $150 per month. The Chairman of the Finance and Capital Committee also received a retainer fee of $50 per month. In 2004, the total amount of fees paid by American River Bankshares and American River Bank to all directors as a group was $129,900.

     The Company has a 1995 Stock Option Plan (the "1995 Plan") and a 2000 Stock Option Plan (the "2000 Plan") pursuant to which non-qualified stock options have been granted. Stock options granted under the 1995 are fully vested and are exercisable until their expiration; however, no new options will be granted under the 1995 Plan. As of the Record Date, all of the stock options granted to the current directors under the 1995 Plan have been exercised except 15,829 shares granted in 1995 to Roger J. Taylor, D.D.S. On April 21, 2004, directors that served the Company for the entire year of 2003 (Charles D. Fite, Sam J. Gallina, Roger J. Taylor, D.D.S., Stephen H. Waks, and Michael A. Ziegler) were granted a nonstatutory stock option under the 2000 Plan to purchase 4,365 shares of American River Bankshares common stock at $21.42 per share (converted to 4,583 shares at $20.40 as adjusted for the 5% stock dividend declared in December 2004). On March 19, 2003, Directors Fite, Gallina, Taylor, and Waks were granted a nonstatutory stock option to purchase 1,940 shares of American River Bankshares common stock at $22.34 per share (converted to 3,055 shares at $14.186 as adjusted for a 3-for-2 stock split and a 5% stock dividend). On May 21, 2003, Director Ziegler was granted a nonstatutory stock option to purchase 485 shares of American River Bankshares common stock at $24.22 per share (converted to 763 shares at $15.383 as adjusted for a 3-for-2 stock split and a 5% stock dividend).

     On June 18, 1997, the Board of Directors approved a Gross-Up Plan (the "Plan") to compensate for the tax effects of the exercise of nonstatutory stock options. The Plan named Directors Charles D. Fite, Sam J. Gallina, Roger J. Taylor, D.D.S., and Stephen H. Waks as participants and applies only to those options granted on August 25, 1995. As of the Record Date, all stock options eligible under this Plan have been exercised except 15,829 stock options granted to Roger J. Taylor, D.D.S. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Bankshares paying to the participating optionee an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Bankshares' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. In the event that the shares acquired upon exercise are not held for at least one year from the date of acquisition, the optionee is required to reimburse the amount paid to the optionee under the Plan. During 2004, Director Fite executed an agreement in return for payment of $188,613.

     Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly director fees. American River Bankshares bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not, otherwise, make contributions to the Plan. During 2004, two directors participated in the Plan and deferred $10,550.

     In January 2003, the Board of Directors approved a Directors Retirement Plan and in June 2004 this plan was replaced with a Director Emeritus Program, whereby each director, upon full retirement from the Company's or an affiliate's Board of Directors, is entitled to receive installment payments over a 24 month period following retirement which are equal to the total Board of Director and Committee fees received by a director for such service during the two full calendar years prior to retirement. The Director Emeritus Program contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or an affiliate Board of Directors. During 2004, five former directors participated in this Emeritus Program and received payments totaling $39,617.

EXECUTIVE OFFICERS

     The executive officers of the Company during 2004 included David T. Taber, President and Chief Executive Officer of American River Bankshares, about whom information is provided on page 4, and the following persons:


----------------------------- --------- ----------------- -----------------------------------------------------
                                            OFFICER       PRINCIPAL OCCUPATION
NAME                            AGE          SINCE        DURING THE PAST FIVE YEARS
----------------------------- --------- ----------------- -----------------------------------------------------
Mitchell A. Derenzo              43           1992        Executive Vice President and Chief Financial Officer
                                                          of American River Bankshares since 1995. Chief
                                                          Financial Officer of American River Bank since 1992.
----------------------------- --------- ----------------- -----------------------------------------------------
Raymond F. Byrne                 57           2000        President of North Coast Bank, a division of
                                                          American River Bank, since 2002. Senior Vice
                                                          President and Senior Lender of North Coast Bank from
                                                          2001 to 2003. Vice President and Manager of Bank of
                                                          the West from 2000 to 2001. Vice President and
                                                          General Manager of Discovery Office Systems from
                                                          1991 to 1999.
----------------------------- --------- ----------------- -----------------------------------------------------

----------------------------- --------- ----------------- -----------------------------------------------------
Gregory N. Patton                46           2004        President of American River Bank since January 2004.
                                                          Senior Vice President and Senior Commercial Loan
                                                          Officer of American River Bank from 2000 to 2004.
                                                          Vice President and Branch Manager of American River
                                                          Bank from 1995 to 2000.
----------------------------- --------- ----------------- -----------------------------------------------------
Larry D. Standing                62           2004        President of Bank of Amador, a division of American
                                                          River Bank, since 2004. President of the Bank of
                                                          Amador from 1983 to 2004.
----------------------------- --------- ----------------- -----------------------------------------------------
Kevin B. Bender (1)              41           2004        Senior Vice President and Chief Information Officer
                                                          of American River Bankshares since 1999.
----------------------------- --------- ----------------- -----------------------------------------------------
Douglas E. Tow (1)               51           1994        Senior Vice President and Chief Credit Officer of
                                                          American River Bankshares since 2003. Senior Vice
                                                          President and Chief Credit Officer of American River
                                                          Bank since 1994.
----------------------------- --------- ----------------- -----------------------------------------------------

(1) Messrs. Bender and Tow were both promoted to Executive Vice President in March of 2005. Their scope of their position and duties remains the same.

EXECUTIVE COMPENSATION

     Set forth below is the summary compensation paid during the three years ended December 31, 2004, to David T. Taber, Mitchell A. Derenzo, Raymond F. Byrne, Gregory N. Patton, Larry D. Standing, Kevin B. Bender, and Douglas E. Tow, the only executive officers of the Company and American River Bank. Larry
D. Standing joined the Company in December 2004 as a result of the Bank of Amador merger.

                           Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term Compensation
                                                                               --------------------------------------
                                                Annual Compensation                    Awards               Payouts
                                          ----------------------------------   -------------------------  -----------
             (a)                  (b)        (c)       (d)          (e)           (f)           (g)           (h)           (i)
                                                                               Restricted    Securities
                                                                Other Annual     Stock       Underlying      LTIP        All Other
          Name and                         Salary     Bonus     Compensation     Award(s)    Options/SARs   Payouts     Compensation
     Principal Position           Year     ($)(1)     ($)(2)      ($)(3)          ($)           (#)(4)        ($)         ($)(5)
------------------------------------------------------------------------------------------------------------------------------------
David T. Taber, President and     2004    $203,800   $133,333        --            --             7,087        --         $61,961
Chief Executive Officer           2003     200,000    137,617        --            --             7,087        --          38,287
                                  2002     175,000     44,688        --            --                --        --          31,472
----------------------------------------------------------------------------------------------------------------------------------
Mitchell A. Derenzo,              2004     127,375     47,417        --            --             3,386        --          15,596
Executive Vice President          2003     125,000     41,568        --            --             3,386        --           9,269
and Chief Financial Officer       2002     105,124     18,387        --            --                --        --           5,586
----------------------------------------------------------------------------------------------------------------------------------
Gregory N. Patton, President      2004     125,000     37,289        --            --             3,465        --           7,524
of American River Bank            2003      98,613     30,643        --            --             2,362        --           4,035
                                  2002      95,214     11,669        --            --                --        --           3,207
----------------------------------------------------------------------------------------------------------------------------------
Raymond F. Byrne, President       2004     115,000     32,148        --            --             3,150        --           5,354
of North Coast Bank (6)           2003     107,525      2,000        --            --               983        --           3,677
                                  2002     105,892      2,286        --            --                --        --           3,346
----------------------------------------------------------------------------------------------------------------------------------
Larry D. Standing, President      2004      12,500         --        --            --                --        --           1,885
of Bank of Amador (6) and (7)     2003          --         --        --            --                --        --              --
                                  2002          --         --        --            --                --        --              --
----------------------------------------------------------------------------------------------------------------------------------
Kevin B. Bender, Senior Vice      2004      95,000     38,552        --            --             3,150        --           5,447
President and Chief Information   2003      87,000     28,611        --            --             2,756        --           3,315
Officer                           2002      74,494     12,446        --            --                --        --           1,392
----------------------------------------------------------------------------------------------------------------------------------
Douglas E. Tow, Senior Vice       2004     115,147     39,880        --            --             3,386        --          20 556
President and Credit Officer      2003     113,000     44,389        --            --             3,386        --          10,247
                                  2002     100,650     15,982        --            --                --        --           5,459
----------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan and the Deferred Compensation Plan.

(2) Amounts indicated as bonus payments are listed in the year paid. The amounts listed as paid in 2004 were all earned in 2003. Additional amounts accrued in 2004 and paid in 2005 were $120,946 to Mr. Taber; $37,795 to Mr. Derenzo; $39,678 to Mr. Patton; $31,532 to Mr. Byrne; $28,189 to Mr. Bender; and $32,587 to Mr. Tow.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 2004, 2003, and 2002.
(4) Represents the number of shares granted in the year indicated, as adjusted for stock splits and stock dividends. The Company had a 1995 Stock Option Plan (the "1995 Plan") pursuant to which options could be granted to directors and key, full-time salaried officers and employees of the Company and American River Bank. The 1995 Plan was replaced with the Company's 2000 Stock Option Plan (the "2000 Plan"). Options granted under the 1995 Plan were either incentive options or nonstatutory options. Options granted under the 1995 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of the Company, all outstanding options under the 1995 Plan will become fully vested and exercisable. Options granted under the 1995 Plan are adjusted to protect against dilution in the event of certain changes in the Company's capitalization, including stock splits and stock dividends. The 2000 Plan is substantially similar to the 1995 Plan regarding provisions related to option grants, vesting, and dilution. All options granted to the named executive officers have an exercise price equal to the fair market value of the common stock on the date of grant.
(5) Amounts shown for each named executive officer include 401(k) matching contributions, the use of an automobile owned by the Company, earned but unpaid interest on amounts deferred under the Company's Deferred Compensation Plan, excess life insurance premiums paid by the Company, and amounts accrued pursuant to post-retirement agreements as described below.
(6)  North Coast Bank and Bank of Amador are divisions of American River Bank.
(7) Mr. Standing joined the Company in December 2004 (see Employment Contracts and Termination of Employment and Change in Control Agreements below).

Stock Options

     The following table describes stock options that were granted pursuant to the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan") to the Company's executive officers in the fiscal year ended December 31, 2004. Shareholders approved the 2000 Stock Option Plan on September 21, 2000. All of the grants were made on April 21, 2004 based on achievement of 2003 corporate and personal performance objectives.

                      Option/SAR Grants in Last Fiscal Year
------------------------- ----------------- --------------------- --------------- ------------- ------------
                            Number of          Percent of Total
                            Securities           Options/SARs                                    Grant Date
                            Underlying            Granted to                                      Present
                           Options/SARs      Employees in Fiscal  Exercise Price    Expiration   Values ($)
     Name                   Granted (#) (1)         Year              ($/Sh)          Date          (2)
------------------------- ----------------- --------------------- --------------- ------------- ------------
David T. Taber                7,087                 19%                $20.40        4/21/14       34,868
------------------------- ----------------- --------------------- --------------- ------------- ------------
Mitchell A. Derenzo           3,386                  9%                $20.40        4/21/14       16,659
------------------------- ----------------- --------------------- --------------- ------------- ------------
Gregory N. Patton             3,465                  9%                $20.40        4/21/14       17,048
------------------------- ----------------- --------------------- --------------- ------------- ------------
Raymond F. Byrne              3,150                  8%                $20.40        4/21/14       15,498
------------------------- ----------------- --------------------- --------------- ------------- ------------
Larry D. Standing                --                 --                     --             --           --
------------------------- ----------------- --------------------- --------------- ------------- ------------
Kevin B. Bender               3,150                  8%                $20.40        4/21/14       15,498
------------------------- ----------------- --------------------- --------------- ------------- ------------
Douglas E. Tow                3,386                  9%                $20.40        4/21/14       16,659
------------------------- ----------------- --------------------- --------------- ------------- ------------

(1) All options are incentive stock options, which vest ratably over a five-year period commencing one year after the grant date. The terms of all of the Company's stock option plans provide that options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan.
(2) The Black-Scholes option-pricing model is used to determine grant date present value. To derive the per share option value of $4.92, the assumptions used include a risk-free rate equal to the seven-year interpolated treasury yield of 4.01%, volatility of 22.0%, and a seven-year maturity.

     The following table sets forth the number of shares of common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal year 2004, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2004, the value of such options based on the closing price of the Company's common stock, and certain information concerning unexercised options under the 1995 and 2000 Stock Option Plans.


             Aggregated Option/SAR Exercises In Last Fiscal Year And
                            FY-End Option/SAR Values

--------------------------------------------------------------------------------------------------------------
                                                                 Number of
                                                                 Securities                    Value of
                                                                 Underlying                   Unexercised
                                                                 Unexercised                  In-the-Money
                                                                Options/SARs at              Options/SARs at
                               Shares          Value          Fiscal Year- End (#)         Fiscal Year-End ($)
                             Acquired on      Realized           Exercisable/                 Exercisable/
     Name                    Exercise (#)       ($)              Unexercisable                Unexercisable
     (a)                        (b)             (c)                  (d)                         (e) (1)
--------------------------------------------------------------------------------------------------------------
David T. Taber                40,000          672,509            38,568/12,757           $ 719,456/$ 60,370
--------------------------------------------------------------------------------------------------------------
Mitchell A. Derenzo               --               --            27,610/6,095            $ 450,643/$ 28,843
--------------------------------------------------------------------------------------------------------------
Gregory N. Patton              1,106           11,369            17,401/5,355            $ 225,350/$ 22,295
--------------------------------------------------------------------------------------------------------------
Raymond F. Byrne                  --               --               197/3,936            $   1,612/$ 12,639
--------------------------------------------------------------------------------------------------------------
Larry D. Standing                 --               --                --/--               $      --/--
--------------------------------------------------------------------------------------------------------------
Kevin B. Bender                   --               --            18,783/5,355            $ 258,610/$ 24,253
--------------------------------------------------------------------------------------------------------------
Douglas E. Tow                 4,302           74,994            16,952/6,095            $ 237,521/$ 28,843
--------------------------------------------------------------------------------------------------------------

(1) The aggregate value has been determined based upon the closing price for the Company's common stock at year-end, minus the exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     In August 2003, the Company entered into an employment agreement with David
T. Taber. The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the Summary Compensation Table on page 8. The base salary under the agreement is reviewed annually and is subject to adjustment at the discretion of the Board of Directors. Additionally, the agreement provides for, among other things (i) an annual incentive bonus based upon the Company's achievement of certain profitability, growth and asset quality standards as set forth in the agreement; (ii) in the event of disability, payment of base salary reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by the Company; (iii) stock option grants in the discretion of the Board of Directors under the Company's stock option plan; (iv) four weeks annual paid vacation leave; (v) use of an automobile; and (vi) reimbursement for ordinary and necessary expenses incurred in connection with employment. The agreement may be terminated with or without cause, but if the agreement is terminated without cause due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive bonus due. The agreement further provides that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control (i) the employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee's salary or benefits; or
(iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

     In December 2004, the Company's subsidiary, American River Bank, entered into an employment agreement with Larry D. Standing. The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary of $150,000. The amount earned in 2004 is disclosed in the Summary Compensation Table on page 8. The base salary under the agreement is reviewed annually and is subject to adjustment at the discretion of the Board of Directors. Additionally, the agreement provides for, among other things (i) an annual incentive bonus based upon the Company's achievement of certain profitability, growth and asset quality standards as set forth in the agreement; (ii) in the event of disability, payment of base salary reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by the Company; (iii) stock option grants in the discretion of the Board of Directors under the Company's stock option plan; (iv) four weeks annual paid vacation leave; (v) use of an automobile; and (vi) reimbursement for ordinary and necessary expenses incurred in connection with employment. The agreement may be terminated with or without cause, but if the agreement is terminated without cause due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive bonus due. The agreement further provides that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control (i) the employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee's salary or benefits; or
(iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

     On March 18, 1998, American River Bank adopted the American River Bank Employee Severance Policy. The Policy allows for certain named employees to receive severance payments equal to six times their monthly base pay should these named employees be terminated within one year of a "change in control." The Board of Directors has designated executive officers Mitchell A. Derenzo, Kevin B. Bender, Gregory N. Patton, Raymond F. Byrne, and Douglas E. Tow to be covered under the Policy.

     Recognizing the importance of building and retaining a competent management team, additional agreements were entered into to provide post-retirement benefits to Messrs. Taber, Derenzo, and Tow. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) each to Mr. Derenzo, and Mr. Tow. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an employee's death, all remaining amounts due are anticipated to be paid to the employee's designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) termination following a "change of control," in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning in the month following the termination or "change of control" equal to Sixty-Four Thousand Nine Hundred and Seventy Dollars ($64,970) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Mr. Derenzo, and Mr. Tow. The Company purchased insurance policies in connection with these agreements on the lives of Messrs. Taber, Derenzo, and Tow paying the premiums for these insurance policies with a lump-sum premium payment of approximately $954,100.

Deferred Compensation Plans

     Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing certain highly compensated individuals, which includes the executive officers, an opportunity to defer compensation. Participants, who are selected by a committee designated by the Board of Directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. American River Bank bears all administration costs, but does not make contributions to the plan. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Bankshares Deferred Compensation Plan and beginning January 1, 2001, the Company now bears the administration costs for participants that are employed by the Company and American River Bank bears the costs for participants that are employed by American River Bank. The Deferred Compensation Plan requires the Company and American River Bank to pay interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%. In addition, the executive officers are eligible to participate in the Company's 401(k) Plan. Under the 401(k) Plan, the Company matches salary deferrals at a rate of 100% of the participant's contributions up to 3% of such participant's annual compensations plus 50% of the next 2% of annual compensation.

EQUITY COMPENSATION PLAN INFORMATION

     The chart below summarizes share information about American River Bankshares' equity compensation plans including the 1995 Stock Option Plan and the 2000 Stock Option Plan as of December 31, 2004. Both of these plans have been approved by the Company's shareholders. The Company has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company's common stock.

------------------------------- ------------------------------ -------------------------- ---------------------------------
         Plan Category            Number of securities to be        Weighted-average       Number of securities remaining
                                    issued upon exercise of         exercise price of       available for future issuance
                                     outstanding options,         outstanding options,     under equity compensation plans
                                      warrants and rights          warrants and rights     (excluding securities reflected
                                                                                                   in column (a))
                                              (a)                          (b)                            (c)
------------------------------- ------------------------------ -------------------------- ---------------------------------
Equity compensation plans
approved by security holders               342,572 (1)                    $9.43                          389,431
------------------------------- ------------------------------ -------------------------- ---------------------------------
Equity compensation plans
not approved by security                       -0-                          -0-                              -0-
holders
------------------------------- ------------------------------ -------------------------- ---------------------------------
         Total                             342,572                        $9.43                          389,431
------------------------------- ------------------------------ -------------------------- ---------------------------------

(1) Shares reserved but unissued shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the executive officers of American River Bankshares is reviewed and approved annually by the Board of Directors on recommendation by the Compensation Committee. During 2004, Charles D. Fite (Chairman), Sam J. Gallina, Roger J. Taylor, D.D.S., and Stephen H. Waks served as members of the Compensation Committee. Each such member of the Committee is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. Mr. Taber was not present during the Compensation Committee voting or deliberations regarding his compensation as required by applicable Nasdaq Stock Market Rules. David T. Taber, Mitchell A. Derenzo, Raymond F. Byrne, Gregory N. Patton, Larry D. Standing, Kevin B. Bender, and Douglas E. Tow served as executive officers of American River Bankshares during 2004 in the capacities reflected in the Summary Compensation Table.

     The Compensation Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting American River Bankshares' strategic goals. The Compensation Committee reviews annually the compensation of the executive officers to insure that American River Bankshares' compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for American River Bankshares' executive officers includes the following components:

     1) Base salary is related to the individual executive officer's level of responsibility and comparison with comparable employers in the industry.

     2) Executive officers are eligible to participate in the American River Bankshares Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan outlines minimum financial performance standards which include performance, growth, efficiency and asset quality minimums which must be achieved prior to any payout. If the performance standards are met, the pool amount available for payment to all employees of the Company is set at a predetermined rate by the Compensation Committee. The incentive pool for 2004 was set at 14.36% of net income prior to incentive accruals and adjusted for taxes. The actual amounts accrued in 2004 to be paid in 2005 represented 14.36% of net income prior to incentive accruals and adjusted for taxes. The incentive pool also includes 401(k) matching funds.

     3) Stock option grants are intended to increase the executive officers' interest in American River Bankshares' long-term success and link interests of the executive officer with those of shareholders as measured by American River Bankshares' share price. Stock options are granted at the discretion of the Board of Directors and at the prevailing market value of American River Bankshares common stock. Consequently, the value of the options is directly connected to the increase in value of American River Bankshares' stock price. See the Summary Compensation Table, Option/SAR Grant Table, and Option/SAR Exercise Table, and notes thereto for a further description of stocks options.

     4) American River Bankshares matches salary deferred by employees participating in its 401(k) Plan at a rate equal to 100% of the participant's contribution up to 3% of such participant's annual compensation plus 50% of the next 2% of annual compensation. Executive officers are eligible to participate in the 401(k) plan. See the Summary Compensation Table for further 401(k) plan information.

/s/ CHARLES D. FITE     /s/ SAM J. GALLINA     /s/ ROGER J. TAYLOR         /s/ STEPHEN H. WAKS
-------------------     ------------------     -------------------         -------------------
Charles D. Fite         Sam J. Gallina         Roger J. Taylor, D.D.S.     Stephen H. Waks, Esq.

COMPARISON OF AMERICAN RIVER BANKSHARES SHAREHOLDERS RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on American River Bankshares common stock with the cumulative total return of the SNL Securities Index of National Peer Banks (asset size of less than $500 million), NASDAQ--Total U.S., and the SNL NASDAQ Bank Index as of the end of each of American River Bankshares' last five fiscal years.

     The following table assumes that $100.00 was invested on December 31, 1999 in American River Bankshares common stock and each index, and that all dividends were reinvested. Returns have been adjusted for any stock dividends and stock splits declared by American River Bankshares. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

--------------------------------------------------------------------------------

                            AMERICAN RIVER BANKSHARES

--------------------------------------------------------------------------------

                            Total Return Performance


                             [GRAPHIC CHART OMITTED]

                                                               Period Ending
                           ------------------------------------------------------------------------------
Index                       12/31/99       12/31/00       12/31/01     12/31/02     12/31/03     12/31/04
---------------------------------------------------------------------------------------------------------
American River Bankshares     100.00         101.41         123.78       198.58       260.29       306.16
NASDAQ Composite              100.00          60.82          48.16        33.11        49.93        54.49
SNL <$500M Bank Index         100.00          96.47         133.45       170.90       249.47       287.96
SNL NASDAQ Bank Index         100.00         115.45         125.66       129.25       166.83       191.21

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     There have been no transactions, or series of similar transactions, during 2004, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest, except as follows:

     American River Bank leases premises at 9750 Business Park Drive, Sacramento, California, from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Bankshares, in addition to ownership by other family members. The lease term is 7 years and expires on November 30, 2006, subject to extension for one five-year option term. The premises consist of 4,590 square feet on the ground floor. The current monthly rent is $7,900. The approximate aggregate rental payments for the period from January 1, 2005 through the lease term expiring on November 30, 2006 will be $179,500. If the five-year option is exercised, the approximate aggregate rental payments for the option term will be $474,000.

Certain Business Relationships

     There were no business relationships during 2004 of the type requiring disclosure under Item 404(b) of Regulation S-K.

Indebtedness of Management

     American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares' directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2004 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons beneficially owning ten percent or more of the Company's common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to send copies of such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met, except for a Form 3 filed late by American River Bank Director Philip A. Wright and a Form 3 filed late by executive officer Kevin B. Bender.

CODE OF ETHICS

     The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable Nasdaq Stock Market Rules. The Code of Ethics requires that the Company's directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct which may establish additional standards of ethical behavior applicable to the Company's directors, officers and employees.

     The Code of Ethics was filed as Exhibit 14.1 to the Company's 2003 Annual Report on Form 10-K and may be accessed through the Company's website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this Proxy Statement under the heading "Website" or is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 1545 River Park Drive, Suite 107, Sacramento, California, 95815.

                                 PROPOSAL NO. 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Perry-Smith LLP, certified public accountants, served the Company as its independent public accountant and auditor for the 2004 fiscal year at the direction of the Audit Committee and the Board of Directors of the Company. Perry-Smith LLP has no interests, financial or otherwise, in the Company. The services rendered by Perry-Smith LLP during the 2004 fiscal year were audit services, consultation in connection with various accounting matters, and preparation of the Company's income tax returns.

     The table below summarizes the services rendered to the Company by Perry-Smith LLP during and for the 2004 and 2003 fiscal years.

                                               2004           2003
                                            ----------     ----------
         Audit Fees (1)                     $   98,000     $   81,960
         Audit-Related Fees (2)             $    1,600     $    7,415
         Tax Fees (3)                       $   26,995     $   10,000
         All Other Fees (4)                 $       --     $       --
         Total Accounting Fees              $  126,595     $   99,375

(1) Audit fees consisted of services rendered by Perry-Smith LLP for the audit of the Company's consolidated financial statements included in the annual report on Form 10-K and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal years 2004 and 2003, including auditing of the Bank of Amador acquisition.
(2) Audit-related fees represent fees for professional services such as technical accounting, consulting, and research.
(3) Tax fees consisted principally of services rendered by Perry-Smith LLP for assistance relating to tax compliance and reporting for fiscal years 2004 and 2003.
(4)  All other fees consist primarily of consulting services.

     The Audit Committee approved each professional service rendered by Perry-Smith LLP during the 2004 and 2003 fiscal years and considered whether the provision of such services is compatible with Perry-Smith LLP maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Perry-Smith LLP. These services included audit, tax and other services described above. The Audit Committee Charter attached as Appendix B includes a policy of pre-approval of all services provided by the Company's independent public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Perry-Smith LLP during the 2004 and 2003 fiscal years. It is anticipated that one or more representatives of Perry-Smith LLP will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

     The Board of Directors has selected Perry-Smith LLP to serve as the Company's independent public accountants for the year 2005 and recommends that shareholders vote "FOR" the ratification of the appointment of Perry-Smith LLP. The ratification of the appointment of Perry-Smith LLP as the Company's independent public accountants requires approval of a majority of the total number of shares voting at the Meeting. In the event such appointment is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent public accountants for 2005. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the appointment of Perry-Smith LLP for the year 2005 will remain in effect; however, the Board of Directors also retains the power to appoint another independent public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company and its shareholders require such a change.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Audit Committee consists of the following members of the Company's Board of Directors: Amador A. Bustos, Sam J. Gallina, (Chairman and Audit Committee Financial Expert), Robert J. Fox, and William A. Robotham. Each such member of the Committee is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules.

     The Committee operates under a written charter adopted by the Board of Directors which, among other matters, delineates the responsibilities of the Committee. The Committee's responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company's independent public accountants engaged (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company's independent public accountants report directly to the Committee. The written charter adopted by the Board of Directors is attached to this Proxy Statement as Appendix B.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management and Perry-Smith LLP, the Company's independent public accountants. The Committee has also discussed with Perry-Smith LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as may be modified or supplemented. The Committee has also received the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and the Committee has discussed the independence of Perry-Smith LLP with that firm.

     Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.


/s/ AMADOR S. BUSTOS      /s/ SAM J. GALLINA      /s/ ROBERT J. FOX      /s/ WILLIAM A. ROBOTHAM
--------------------      ------------------      -----------------      -----------------------
Amador S. Bustos          Sam J. Gallina          Robert J. Fox          William A. Robotham

ANNUAL REPORT

     The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2004 accompanies this Proxy Statement.

FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN H. WAKS, ESQ., SECRETARY, AMERICAN RIVER BANKSHARES, 1545 RIVER PARK DRIVE, SUITE 107, SACRAMENTO, CALIFORNIA, 95815.

WEBSITE

     Information regarding the Company may be obtained from the Company's website at www.amrb.com. Copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company's website as soon as they are published by the Securities and Exchange Commission through a link to the Edgar reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the "SEC Filings" menu item on the Company website, then select either "SEC Filings" to view or download copies of reports including Form 10-K, 10-Q or 8-K, or "Section 16 Reports" to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities.

SHAREHOLDERS' PROPOSALS

     Next year's Annual Meeting of Shareholders will be held on May 18, 2006. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2006 Annual Meeting of Shareholders is December 29, 2005. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 29, 2005 deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Stephen H. Waks, Esq., Secretary, American River Bankshares, 1545 River Park Drive, Suite 107 Sacramento, California 95815.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.


Dated: April 26, 2005                  AMERICAN RIVER BANKSHARES


                                       By: /s/ STEPHEN H. WAKS
                                           -------------------------------------
                                           Stephen H. Waks, Esq.
                                           Corporate Secretary

                                                                      APPENDIX A

                            AMERICAN RIVER BANKSHARES

                               BOARD OF DIRECTORS

                          NOMINATING COMMITTEE CHARTER


I.       Membership

The Nominating Committee shall be comprised of at least three independent directors appointed annually by the independent members of the Board of Directors. Director independence shall be determined in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Marketplace Rules.

II.      Purpose

The purpose of the Nominating Committee is to assist the Board of Directors by
(a) establishing criteria for candidates and identifying, evaluating and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.

III.     Nomination Process

1. Candidates shall be evaluated based on the criteria established by the Nominating Committee which may include (a) satisfactory results of any background investigation, (b) experience and expertise, (c) financial resources,
(d) time availability, (e) community involvement, and (f) such other criteria as the Nominating Committee may determine to be relevant. Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

2. Any candidate nominated for election to the Board of Directors must (a) be recommended to the Board of Directors by the unanimous vote of approval of the members of the Nominating Committee and (b) receive a majority of votes in favor of nomination from independent members of the Board of Directors. Directors who are not independent shall not vote, but may be present.

3. Each candidate recommended by the Nominating Committee shall be required to complete one or more questionnaires and provide such additional information as the Nominating Committee shall deem necessary or appropriate. Such information shall include a personal financial statement and a background investigation using an outside firm which shall, among other matters, (a) verify the accuracy of information provided by the candidate including that the name and social security number is consistent with other information provided, (b) conduct a review of criminal history records, and (c) verify addresses associated with the applicant and identification of persons with whom the applicant has shared addresses.

4. Each existing member of the Board of Directors whose term is ending must be reviewed for recommendation for re-election by the Nominating Committee. This review will include review of attendance, participation, continuing education, investment in shares, business development and community involvement. In lieu of the information required to be provided by new candidates for election to the Board of Directors described above in paragraph 3, the Nominating Committee may rely upon the information contained in the most recent annual Directors and Officers Questionnaire completed by the existing member of the Board of Directors, subject to such updated information as the Nominating Committee may deem appropriate.

5. Nominations for existing members of the Board of Directors must receive a majority of votes in favor of nomination from the other independent directors.

IV.      Frequency of Meetings

The Nominating Committee shall meet at such times as it may deem appropriate, but not less frequently than annually.

V.       Conflicts

Any conflicts between the provisions of this Charter and the provisions of the Company's bylaws shall be resolved in favor of the bylaw provisions and nothing contained herein shall be construed as an amendment of the Company's bylaws.

                                                                      APPENDIX B

                            AMERICAN RIVER BANKSHARES

                             AUDIT COMMITTEE CHARTER

PURPOSE

         The Audit Committee ("Committee") is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

         1. The integrity of the Company's financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

         2. The independence, qualifications and performance of the Company's independent public accountants;

         3.       The performance of the Company's internal auditors;

         4. Communications among the independent public accountants, management, internal auditors, and the Board of Directors; and

         5. Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

         The Committee shall be comprised of at least three directors. Each member of the Committee shall have the following attributes, subject to permissible exceptions:

         1. Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Marketplace Rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

         2. The ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

         At least one member of the Committee shall be an "Audit Committee Financial Expert" as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be "financially sophisticated" as defined in applicable Nasdaq Stock Market Rules. The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

         The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company's management, independent public accountants, internal auditor, and compliance officer.

         The Committee may request any officer or employee of the Company, or the Company's counsel, or independent public accountants, or internal auditors, or compliance officer, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent public accountant shall report directly to the Committee.

         The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or Nasdaq.

         The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

         The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

         The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

         The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or Nasdaq, or as the Committee deems necessary or appropriate, shall perform the following:

         1.       Financial Statement and Disclosure Matters

         (a) Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company's Annual Report on Form 10-K.

         (b) Review with management, the independent public accountants, the internal auditors and Company counsel any certification provided by management related to the Company's financial statements. Review with management, the independent public accountants, and the internal auditors management's assertion regarding the design effectiveness and operation efficiency of the Company's internal controls over financial reporting and compliance with the applicable laws and regulations.

         (c) Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any material issues as to the adequacy of the Company's internal controls and any actions taken or adopted in light of material control deficiencies.

         (d) Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company's management.

         (e) Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         (f) Review with management the Company's major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         (g) Review with the independent public accountants (i) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented;
(ii) the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the independence of the independent public accountants related thereto; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         (h) Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         2.       Independent Public Accountant Oversight

         (a) Review the length of time the lead and concurring partner of the independent public accountants team has been engaged to audit the Company.

         (b) On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant's independence, (ii) the independent public accountant's internal quality control procedures, and
(iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant's firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant's firm, and the steps taken to deal with those issues.

         (c) Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company's audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

         (d) Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company's account and who would be employed by the Company in a financial reporting oversight role.

         (e) Meet with the independent public accountants prior to the Company's audit to discuss the planning and staffing of the audit.

         3.       Internal Audit Oversight

         (a) Approve the appointment and replacement of the independent firm of internal auditors; including the independence and authority of the auditors' reporting obligations.

         (b) Review significant reports to management prepared by the auditors and management's responses.

         (c) Review with the auditors and management the auditors' responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

         (d) Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

         (e) Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

         (f) Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

         4.       Compliance and Internal Control Oversight

         (a) Review reports and disclosures of insider and affiliated party transactions.

         (b) Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's internal controls, financial statements or accounting policies.

         (c) Review legal matters that may have a material impact on the financial statements or the Company's compliance policies with the Company's counsel.

         (d) Review the adequacy and effectiveness of the Company's internal controls and security matters with management, the auditors and the independent public accountants.

                           ^ DETACH PROXY CARD HERE ^
--------------------------------------------------------------------------------
  PLEASE DETACH   |   PROXY
     ^ HERE^      |
----------------  |     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
     You Must     |                    AMERICAN RIVER BANKSHARES
   Detach This    |       for the Annual Meeting of Shareholders May 19, 2005
   Portion of     |
  the Proxy Card  |  The undersigned shareholder(s) of American River
      Before      |  Bankshares (the "Company") hereby appoint(s) David T.
   Returning it   |  Taber and Mitchell A. Derenzo as proxyholders, each with
      in the      |  full powers of substitution, to represent and to vote all
     Enclosed     |  stock of the Company which the undersigned is (are)
     Envelope     |  entitled to vote at the Annual Meeting of Shareholders of
                  |  the Company to be held on Thursday, May 19, 2005 at the
                  |  Point West Branch Office, located at 1545 River Park
                  |  Drive, Suite 107, Sacramento, California 95815, and at any
                  |  and all postponements or adjournments thereof, as fully
                  |  and with the same force and effect as the undersigned
                  |  might or could do if personally present at the Meeting and
                  |  at any and all postponements or adjournments thereof, upon
                  |  the following items on the reverse side of the proxy.
                  |
                  |  The Board of Directors recommends a vote "FOR" Proposal
                  |  No. 1 and Proposal No. 2 set forth on the reverse side.
                  |  This proxy, when properly executed, will be voted as
                  |  directed herein by the undersigned shareholder(s). If no
                  |  direction is indicated, this proxy will be voted "FOR" all
                  |  nominees listed in Proposal No. 1, "FOR" Proposal No. 2
                  |  and in the proxyholders' discretion as to any other
                  |  business which may come before the Meeting.
                  |
                  |       PLEASE SIGN AND DATE ON REVERSE SIDE
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                           ^ DETACH PROXY CARD HERE ^
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
1.  Election of Directors. To elect the following       2. Ratification of Independent Public Accountants. To      |     PLEASE
    two (2) nominees as directors:                         ratify the selection of Perry-Smith LLP as independent  | ^ DETACH HERE^
                                                           public accountants for the 2005 fiscal year.            |     You Must
    Michael A. Ziegler to a one-year  term until the                                                               |   Detach This
    2006 Annual meeting of Shareholders, and Roger         [ ] FOR          [ ] AGAINST         [ ] ABSTAIN        |   Portion of
    J. Taylor,  D.D.S. to a two-year  term until the                                                               |    the Proxy
    2007 Annual Meeting of Shareholders.                3. Other Business. To transact such other business as may  |      Card
                                                           properly come before the Meeting and any postponements  |      Before
    [ ]  FOR ALL       [ ]  WITHHOLD ALL                   or adjournments thereof.                                |    Returning
                                                                                                                   |    it in the
    [ ]  FOR ALL EXCEPT Nominee(s) Written Below:       Please date this Proxy and sign your name as it appears    |    Enclosed
                                                        on the stock certificates.
Executors, administrators,      |    Envelope
                                                        trustees, etc., should give their full titles. All         |
    ______________________________________________      joint owners should sign.                                  |
                                                                                                                   |
                                                        Signature of Shareholder(s)_______________________________ |
                                                                                                                   |
    Number of Shares: ____________________________      __________________________________________________________ |
                                                                            Please print name(s)                   |
    Date:_________________, 2005                                                                                   |
                                                                                                                   |
I/we do [ ] do not [ ] expect to attend the Meeting                                                                |
                                                                                                                   |
                                                                                     THIS PROXY IS SOLICITED ON    |
                                                                                     BEHALF OF THE BOARD OF        |
                                                                                     DIRECTORS, AND MAY BE REVOKED |
                                                                                     BY THE SHAREHOLDER(S) PRIOR   |
                                                                                     TO ITS EXERCISE BY FILING     |
                                                                                     WITH THE CORPORATE SECRETARY  |
                                                                                     OF THE COMPANY AN INSTRUMENT  |
                                                                                     REVOKING THIS PROXY FOR A     |
                                                                                     DULY EXECUTED PROXY BEARING A |
                                                                                     LATER DATE OR BY APPEARING IN |
                                                                                     PERSON AND VOTING AT THE      |
                                                                                     MEETING                       |
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